As filed with the Securities and Exchange Commission on August 11, 2026

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Hyliion Holdings Corp.

(Exact name of registrant as specified in its charter)

Delaware	83-2538002
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1202 BMC Drive, Suite 100 Cedar Park, Texas	78613
(Address of Principal Executive Offices)	(Zip Code)

Hyliion Holdings Corp. 2024 Equity Incentive Plan

(Full title of the plan)

Thomas Healy

Chief Executive Officer

Hyliion Holdings Corp.

1202 BMC Drive, Suite 100

Cedar Park, Texas 78613

(Name and address of agent for service)

(833) 495-4466

(Telephone number, including area code, of agent for service)

Copies to:

Brenda Lenahan

Vinson & Elkins L.L.P.

1114 6th Avenue, 32nd Floor

New York, New York 10036

Tel: (212) 237-0000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Securities Act”). ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) is being filed for the purpose of registering the offer and sale of an additional number of shares of common stock, $0.0001 par value per share (the “Common Stock”) of Hyliion Holdings Corp., a Delaware corporation (the “Registrant”), that may be issued pursuant to the Hyliion Holdings Corp. 2024 Equity Incentive Plan (as amended from time to time, the “Plan”). These additional shares of Common Stock have become reserved for issuance as a result of the First Amendment to the Plan, which was approved by the Company’s stockholders at the 2026 Annual Meeting of Stockholders held on May 19, 2026. Except as otherwise set forth below, the contents of the registration statement on Form S-8 previously filed with the Securities and Exchange Commission (the “Commission”) on August 6, 2024 (File No. 333-2813050) is incorporated herein by reference and made a part of this Registration Statement as permitted by General Instruction E to Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

Exhibit Number	Exhibit Description
4.1	Second Amended and Restated Certificate of Incorporation of the Company, dated October 1, 2020 (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K (File No. 001-38823) filed on October 7, 2020).
4.2	Amended and Restated Bylaws of the Company, dated October 1, 2020 (incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K (File No. 001-38823) filed on October 7, 2020).
4.3	Hyliion Holdings Corp. 2024 Equity Incentive Plan (incorporated by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q (File No. 001-38823) filed with the SEC on August 6, 2024).
4.4	First Amendment to the Hyliion Holdings Corp. 2024 Equity Incentive Plan (incorporated by reference to Annex A of the Company’s Definitive Proxy Statement on Schedule 14A (File No. 001-38823), filed with the SEC on April 8, 2026).
5.1*	Opinion of Vinson & Elkins L.L.P.
23.1*	Consent of Grant Thornton LLP, independent registered public accounting firm of Hyliion Holdings Corp.
23.2*	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1 to this Registration Statement).
24.1*	Power of Attorney (included in the signature page of this Registration Statement).
107.1*	Calculation of Filing Fee Table.

*	Filed herewith

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SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cedar Park, State of Texas on August 11, 2026.

Hyliion Holdings Corp.

By:	/s/ Thomas Healy
Name:	Thomas Healy
Title:	Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas Healy as his or her attorney-in-fact, with full power of substitution for him or her in any and all capacities, to sign any amendments to this Registration Statement, including any and all pre-effective and post-effective amendments and to file such amendments thereto, with exhibits thereto and other documents in connection therewith, with the Commission, hereby ratifying and confirming all that said attorney-in-fact, or each of his or her substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on August 11, 2026.

Signatures	Title

/s/ Thomas Healy	Chief Executive Officer and Director
Thomas Healy	(Principal Executive Officer)

/s/ Jon Panzer	Chief Financial Officer
Jon Panzer	(Principal Financial Officer and Principal Accounting Officer)

/s/ Jeffrey Craig	Chair of the Board
Jeffrey Craig

/s/ Rodger Boehm	Director
Rodger Boehm

/s/ Vincent Cubbage	Director
Vincent Cubbage

/s/ Richard Freeland	Director
Richard Freeland

/s/ Mary Gustanski	Director
Mary Gustanski

/s/ Robert Knight, Jr.	Director
Robert Knight, Jr.

/s/ Melanie Trent	Director
Melanie Trent

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